UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2010

SHENGTAI PHARMACEUTICAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51312	54-2155579
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Changda Road East
Development District, Changle County
Shandong, 262400
The People’s Republic of China
(Address of principal executive offices, including zip code)

(86) 536-6295802
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2010 annual general meeting of stockholders of Shengtai Pharmaceutical, Inc. (the “Company”) was held on October 26, 2010.  The following matters were voted upon:

1.	The election of five directors to serve a one-year term expiring at the 2011 annual general meeting of stockholders and until their successors have been elected and qualified.

The five nominees were elected as directors, by the following votes (with 3,125,536 Broker Non-Votes):

Nominee	For	Against	Abstentions
Qingtai LIU	11,770,733	3,250	90,731
Yongqiang WANG	11,487,313	348,901	28,500
Winfred LEE	11,487,313	348,901	28,500
Yaojun LIU	11,770,733	3,250	90,731
Fei HE	11,832,964	3.250	28,500

2.
The authorization to the Company’s Board of Directors to effect a reverse stock split of issued and outstanding shares of the Company’s Common Stock at a 1 for 2 ratio and, if and when the reverse stock split is effected, to reduce the number of the Company’s authorized shares of Common Stock and Preferred Stock by the same reverse stock split ratio and file any required amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the same.

The reverse stock split and the reduction of the Company’s authorized shares of Common Stock and Preferred Stock by the same reverse stock split ratio and the filing of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the same were approved by the following vote (with 1,000 Abstentions and 3,125,536 Broker Non-Votes):

Matter	For	Against
Approval of the reverse stock split and the reduction of the Company’s authorized shares of Common Stock and Preferred Stock by the same reverse stock split ratio and the filing of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the same	11,829,263	34,451

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3.	The approval of the appointment of Kabani & Company, Inc. to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011.

The appointment of Kabani & Company, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011, was approved by the following vote:

Matter	For	Against
Approval of the appointment of Kabani & Company, Inc.	11,808,208	3,182,042

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHENGTAI PHARMACEUTICAL, INC.

Dated: October 28, 2010	By:	/s/ Qingtai Liu
Name: Qingtai Liu
Title: Chief Executive Officer

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